UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2005
ZILA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-17521	86-0619668
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)
5227 North 7th Street, Phoenix, Arizona 85014-2800
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code (602) 266-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form is intended to simultaneously satisfy the filing obligation of the registrant under the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFD 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
SIGNATURES

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
2005 Bonus Awards for Named Executive Officers
On September 8, 2005, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Zila, Inc. (the “Company”) approved annual bonuses for the fiscal year ended July 31, 2005. The named executive officers are eligible to receive annual bonus awards based on achievement of financial performance targets for revenue growth and earnings before depreciation, interest and taxes (income) and an evaluation of personal performance. The Committee approved the following annual bonus awards: Douglas D. Burkett, Ph.D., Chairman, Chief Executive Officer and President, $30,728; Andrew A. Stevens, Vice President and Chief Financial Officer, $18,558; Gary V. Klinefelter, Vice President and General Counsel, $10,582; and Diane E. Klein, Vice President and Treasurer, $11,383.
2005 Stock Option Grants
On September 8, 2005, the Committee approved the following stock option awards for the above executive officers under the terms of the Company’s 1997 Stock Option Award Plan, as amended. Dr. Burkett received an option to purchase 100,000 shares of the Company’s common stock at a price set at fair market value on the date of grant. Mr. Stevens received an option to purchase 50,000 shares of the Company’s common stock at a price set at fair market value on the date of grant. Mr. Klinefelter received an option to purchase 50,000 shares of the Company’s common stock at a price set at fair market value on the date of grant. Ms. Klein received an option to purchase 24,000 shares of the Company’s common stock at a price set at fair market value on the date of grant.
Fiscal 2006 Base Salary Increases
On September 8, 2005, the Committee also approved salary increases for the executive officers effective as of October 2, 2005. The annual base salary of Dr. Burkett increased from $325,500, to $350,000. The annual base salary of Mr. Stevens increased from $199,500, to $208,000. The annual base salary of Mr. Klinefelter increased from $200,000, to $208,000. The annual base salary of Ms. Klein increased from $115,689 to $140,000.
2006 Bonus Awards for Named Executive Officers
On July 26, 2005, the Committee approved the annual bonus plan for the fiscal year ending July 31, 2006. The named executive officers may be eligible to receive annual bonus awards based on the achievement of financial performance targets for revenue growth and earnings before depreciation, interest and taxes (income) and an evaluation of their personal performance. This plan is discretionary and any bonus award under this plan requires approval of the Committee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZILA, INC.

Dated: September 14, 2005	By:	/s/ Andrew A. Stevens

Andrew A. Stevens Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)